As filed with the Securities and Exchange Commission on October 7, 2005.                                                           File No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

EXIDE TECHNOLOGIES
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	23-0552730 (I.R.S. Employer Identification No.)
13000 Deerfield Parkway, Building 200
Alpharetta, Georgia 30004
(Address, Including Zip Code, of Registrant’s Principal Executive Offices)

2004 STOCK INCENTIVE PLAN
(Full Title of the Plan)

Brad S. Kalter Assistant General Counsel and Assistant Secretary Exide Technologies	Copies to:
13000 Deerfield Parkway, Building 200 Alpharetta, Georgia 30004 (678) 566-9048 (Name, Address, and Telephone Number, Including Area Code, of Agent for Service)	David M. Eaton Kilpatrick Stockton LLP 1100 Peachtree Street, N.E., Suite 2800 Atlanta, Georgia 30309 (404) 815-6500

Calculation of Registration Fee

		Proposed Maximum	Proposed Maximum
Title of Securities	Amount to	Offering Price	Aggregate	Amount of
to be Registered	be Registered(1)	Per Share(2)	Offering Price(2)	Registration Fee
Common Stock, $.01 par value	3,125,000	$5.06	$15,812,500	$1,861.13

(1)	In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the Securities Act), this Registration Statement also relates to such indeterminate number of additional shares of Common Stock of the Registrant as may be issuable in the event of a stock dividend, stock split, recapitalization, or other similar changes in the capital structure, merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation, or other distribution of assets, issuance of rights or warrants to purchase securities, or any other corporate transaction or event having an effect similar to any of the foregoing.

(2)	Determined in accordance with Rule 457(h) of the Securities based on the average of the high and low prices per share of the Common Stock as reported by the Nasdaq National Market on October 6, 2005.

PART I. INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
     Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”) and the note to Part I of Form S-8.
PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE
     The following documents have been filed by Exide Technologies (the “Company”) with the Securities and Exchange Commission (the “SEC”) and are incorporated herein by reference (Commission File No. 1-11263):
   (a) The Company’s Annual Report on Form 10-K, for the fiscal year ended March 31, 2005;
   (b) The Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005;
   (c) The section entitled “Risk Factors” in Amendment No. 1 to the Company’s Registration Statement on Form S-3/A (Commission File No. 333-126619) filed on September 14, 2005;
   (d) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since the end of the Company’s fiscal year ended March 31, 2005; and
   (e) The description of the Company’s Common Stock, par value $0.01 per share, as set forth in its Form 8-A Registration Statement filed pursuant to Section 12 of the Exchange Act on May 5, 2004, and any amendment or report filed for the purpose of updating such description.
     All documents filed subsequent to the date hereof by the Company with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act and prior to the filing of a post-effective amendment hereto which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and made a part hereof from their respective dates of filing (such documents, and the documents enumerated above, being hereinafter referred to as “Incorporated Documents”); provided, however, that the documents enumerated above or subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made hereby is in effect prior to the filing with the SEC of the Company’s Annual Report on Form 10-K covering such year shall not be Incorporated Documents or be incorporated by reference herein or be a part hereof from and after the filing of such Annual Report on Form 10-K.
     Any statement contained in an Incorporated Document or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.
ITEM 4. DESCRIPTION OF SECURITIES
     Not Applicable.
ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL
     Not Applicable.
ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS
     The Registrant’s amended and restated certificate of incorporation includes a provision eliminating the personal liability of a director or officer to the Registrant or its stockholders for the breach of any duty owed to the Registrant or its stockholders except to the extent that an exemption from personal liability is not permitted by the Delaware General Corporation Law, as such may be amended from time to time. Among other things, Section 102(b)(7) of the Delaware General Corporation Law allows Delaware corporations to include a provision in their certificates of incorporation eliminating the personal liability of a director or officer to the Registrant or its stockholders for monetary damages for breach of any duty as a director, provided, however, that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, which relates to unlawful payment of dividends and unlawful stock purchases and redemptions or (iv) for any transaction from which the director derived an improper personal benefit.
     As permitted by Section 145(a) of the Delaware General Corporation Law, the Registrant’s amended and restated bylaws contain a provision requiring the Registrant to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Registrant) by reason of the fact that the person is or was a director or officer of the Registrant, or, while a director or officer, is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.
     As permitted by Section 145(b) of the Delaware General Registrant Law, the Registrant’s amended and restated bylaws contain a provision requiring the Registrant to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Registrant to procure a judgment in its favor by reason of the fact that the person is or was a director or officer of the Registrant, or, while a director or officer of the Registrant, is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Registrant and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Registrant unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
     As permitted by Section 145(c) of the Delaware General Registrant Law, the Registrant’s amended and restated bylaws contain a provision requiring the Registrant, to the extent that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, to indemnify such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.
     Also consistent with Section 145, the Registrant shall pay expenses incurred by a current or former officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding in advance of the final disposition of such proceeding if such person undertakes to repay the amount if it is ultimately determined that the person is not entitled to indemnification. The indemnification and advancement of expenses provisions of the bylaws are not exclusive of any other rights to which the covered persons may be entitled under any law, agreement or otherwise.
     As permitted by Section 145 and the Registrant’s bylaws, the Registrant maintains a directors’ and officers’ insurance and company reimbursement policy. The policy insures directors and officers against unindemnified losses arising from certain wrongful acts in their capacities as directors and officers and reimburses the Registrant for those losses for which the Registrant has lawfully indemnified the directors and officers. The policy contains various exclusions, none of which apply to this offering.
ITEM 7.EXEMPTION FROM REGISTRATION CLAIMED
     Not Applicable.
ITEM 8.EXHIBITS
     The following exhibits are filed with this Registration Statement:

Exhibit Number	Description

5	Opinion of Kilpatrick Stockton LLP as to the legality of the securities to be issued.

23.1	Consent of Kilpatrick Stockton LLP (included in the opinion filed as Exhibit 5 hereto).

23.2	Consent of PricewaterhouseCoopers LLP.

24	Power of Attorney is included on signature page.

ITEM 9. UNDERTAKINGS
     (a) The undersigned registrant hereby undertakes:
         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
            (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;
            (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;
provided, however, that clauses (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement.
         (2) That, for the purpose of determining any liability under the Securities Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alpharetta, State of Georgia, on October 7, 2005.

EXIDE TECHNOLOGIES
By:	/s/ J. Timothy Gargaro
J. Timothy Gargaro
Executive Vice President and Chief Financial Officer

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on the 7th day of October 2005.
POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below and on the following page constitutes and appoints J. Timothy Gargaro, Stuart H. Kupinsky and Brad S. Kalter and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title

/s/ Gordon A. Ulsh	President, Chief Executive Officer

Gordon A. Ulsh	and Director
(principal executive officer)

/s/ J. Timothy Gargaro	Executive Vice President

J. Timothy Gargaro	and Chief Financial Officer
(principal financial officer)

/s/ Phillip A. Damaska	Vice President and Corporate

Phillip A. Damaska	Controller
(principal accounting officer)

Signature	Title

/s/ Michael R. D’Appolonia	Director

Michael R. D’Appolonia

/s/ Mark C. Demetree	Director

Mark C. Demetree

/s/ David S. Ferguson	Director

David S. Ferguson

/s/ Phillip M. Martineau	Director

Phillip M. Martineau

/s/ John P. Reilly	Director

John P. Reilly

/s/ Michael P. Ressner	Director

Michael P. Ressner

/s/ Carroll R. Wetzel	Director

Carroll R. Wetzel

/s/ Jerome B. York	Director

Jerome B. York

EXHIBIT INDEX

Exhibit Number	Description

5	Opinion of Kilpatrick Stockton LLP as to the legality of the securities to be issued.

23.1	Consent of Kilpatrick Stockton LLP (included in the opinion filed as Exhibit 5 hereto).

23.2	Consent of PricewaterhouseCoopers LLP.

24	Power of Attorney is included on signature page.